CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-1 (333-10970) of our report dated 14 October 1999 relating to the balance sheet of Barclaycard Funding PLC, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers
London, 20 October 1999

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-1 (333-10970) of our report dated 14 October 1999 relating to the balance sheet of Gracechurch Card Funding (No.1) PLC, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers
London, 20 October 1999


                                       2